SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Mueller Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200
 _________________________

Notice of Annual Meeting of
Stockholders to be Held
May 5, 2011
 _________________________

To the Stockholders of
Mueller Industries, Inc.

     The Annual Meeting of Stockholders of Mueller Industries, Inc. (the “Company” or “Mueller”), will be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125 on Thursday, May 5, 2011, at 10:00 A.M. local time, for the following purposes:

1.	To elect eight directors, each to serve until the next annual meeting of stockholders (tentatively scheduled for May 3, 2012) or until his successor is elected and qualified;

2.	To consider and act upon a proposal to approve the appointment of Ernst & Young LLP, independent registered public accountants, as auditors of the Company for the fiscal year ending December 31, 2011;

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers;

4.	To conduct an advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers;

5.	To approve the adoption of the Company’s 2011 Annual Bonus Plan; and

6.	To consider and transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) thereof.

     Only stockholders of record at the close of business on March 8, 2011, will be entitled to notice of and vote at the Annual Meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be prepared and maintained at the Company’s corporate headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. This list will be available for inspection by stockholders of record during normal business hours for a period of at least 10 days prior to the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Gary C. Wilkerson
Corporate Secretary

March 23, 2011

TABLE OF CONTENTS

SOLICITATION OF PROXIES	1
VOTING SECURITIES	2
PRINCIPAL STOCKHOLDERS	3
ELECTION OF DIRECTORS	4
OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES	5
Meetings and Committees of the Board of Directors	10
CORPORATE GOVERNANCE	13
Director Independence	13
Independent Directors	14
Audit Committee	15
Compensation Committee	16
Nominating and Corporate Governance Committee	16
Compensation Committee Interlocks and Insider Participation	18
Corporate Governance Guidelines	19
Code of Business Conduct and Ethics	19
Policies and Procedures for Approval of Related Party Transactions	19
Directors’ Attendance at Annual Meetings of Stockholders	20
Communication With the Board of Directors	20
COMPENSATION DISCUSSION AND ANALYSIS	21
SUMMARY COMPENSATION TABLE FOR 2010	32
2010 GRANTS OF PLAN BASED AWARDS TABLE	33
OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END	34
2010 OPTION EXERCISES AND STOCK VESTED	36
POTENTIAL PAYMENTS UNDER EMPLOYMENT AND CONSULTING
AGREEMENTS AS OF THE END OF 2010	40
2010 DIRECTOR COMPENSATION	41
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	42
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION	44
EQUITY COMPENSATION PLAN INFORMATION	45
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS	47
STOCKHOLDER VOTE ON THE FREQUENCY OF THE STOCKHOLDER VOTE
ON NAMED EXECUTIVE OFFICER COMPENSATION	48
PROPOSAL TO ADOPT THE MUELLER INDUSTRIES, INC. 2011 ANNUAL
BONUS PLAN	49
STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER
PROPOSALS FOR 2012 ANNUAL MEETING	53
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING	54
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING	54
OTHER INFORMATION	54
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS	55
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	56

MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200
___________________________________

PROXY STATEMENT

Annual Meeting of Stockholders
May 5, 2011
___________________________________

SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Mueller Industries, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125, on Thursday, May 5, 2011, at 10:00 A.M. local time, or at any adjournment(s) thereof.

     This Proxy Statement, together with the Company’s Annual Report for the fiscal year ended December 25, 2010, is first being mailed to stockholders on or about March 23, 2011. Pursuant to rules recently adopted by the Securities and Exchange Commission, the Company is providing access to its proxy materials over the Internet at http://www.proxyvote.com.

     When a proxy card is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder’s directions appearing on the card. If the proxy card is signed and returned without directions, the shares will be voted for the nominees named herein and in accordance with the recommendations of the Company’s Board of Directors as set forth herein. The discretion granted in the accompanying proxy card includes the authority to vote on all additional matters properly coming before the Annual Meeting as the persons named in the proxy deem appropriate. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the Annual Meeting or by casting a ballot at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the shares of common stock, $.01 par value per share (“Common Stock”), outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter, but will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares; on the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors, the advisory vote on the compensation of the Company’s named executive officers, the advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers, and the adoption of the 2011 Annual Bonus Plan, absent instructions from the beneficial owners of such shares.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING SECURITIES

     The Company had 37,855,071 shares of Common Stock outstanding at the close of business on March 8, 2011, which are the only securities of the Company entitled to be voted at the Annual Meeting. The record holder of each share of Common Stock is entitled to one vote on each matter that may properly be brought before the Annual Meeting. Only stockholders of record at the close of business on March 8, 2011 will be entitled to notice of, and to vote at, the Annual Meeting. The Company’s Restated Certificate of Incorporation and Amended and Restated By-laws (“Bylaws”) do not provide for cumulative voting for the election of directors.

PRINCIPAL STOCKHOLDERS

     As of March 8, 2011, the following parties were known by the Company to be the “beneficial owner” of more than five percent of the Common Stock:

Shares Beneficially
Name and Address of Beneficial Owner	Owned	Percent of Class
Franklin Resources, Inc.	2,934,500(1)	7.80%(2)
One Franklin Parkway
San Mateo, CA 94403-1906
BlackRock, Inc.	3,004,067(3)	7.94%(2)
40 East 52nd Street
New York, NY 10022
Wells Fargo & Company	2,204,078(4)	5.83%(2)
420 Montgomery Street
San Francisco, CA 94104
____________________

(1)
This information is based on a Schedule 13G/A filed by Franklin Resources, Inc. (“FRI”) with the Securities and Exchange Commission on February 9, 2011. In the Schedule 13G/A, FRI reported that, with respect to the Company’s Common Stock, the shares shown in the table above were beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. The Schedule 13G/A reported that the investment management subsidiaries of FRI have investment and/or voting power over the securities owned by their investment management clients. Accordingly, such subsidiaries may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Stockholders”) (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which the investment management subsidiaries of FRI provide investment management services. The Schedule 13G/A reported that one of the investment management subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, 9th Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to 2,848,900 and 2,924,500, respectively, of the shares shown. FRI, the FRI Principal Stockholders and the investment management subsidiaries of FRI disclaim any pecuniary interest or beneficial ownership in the shares shown in the table above and indicate that they are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	The percent of class shown was based on the shares of Common Stock reported on the Schedule 13G/A and the total number of shares outstanding as of December 25, 2010. The difference in the total number of shares outstanding on December 25, 2010 and March 8, 2011 does not materially affect the percentage of ownership of the class.

(3)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on February 7, 2011. Blackrock Inc. filed this Schedule 13G/A on its own behalf and on behalf of its subsidiaries, BlackRock Japan Co. Ltd; BlackRock Institutional Trust Company, N.A; BlackRock Fund Advisors; BlackRock Asset Management Australia Limited; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; BlackRock Asset Management Ireland Limited; and BlackRock International Limited.

(4)	This information is based on a Schedule 13G/A filed by Wells Fargo & Company with the Securities and Exchange Commission on January 20, 2011. Wells Fargo & Company filed this Schedule 13G/A on its own behalf and on behalf of its subsidiaries, Wells Capital Management Incorporated; Wells Fargo Funds Management, LLC; Wells Fargo Bank, N.A.; and Wells Fargo Advisors, LLC.

ELECTION OF DIRECTORS

     The size of the Company’s Board of Directors is currently eight directors. The Board of Directors proposes to elect the following eight persons, each as nominated by the Board of Directors, at the Annual Meeting to serve (subject to the Company’s Bylaws) as directors of the Company until the next Annual Meeting (tentatively scheduled for May 3, 2012), or until the election and qualification of their successors: Alexander P. Federbush, Paul J. Flaherty, Gennaro J. Fulvio, Gary S. Gladstein, Scott J. Goldman, Terry Hermanson, Harvey L. Karp and Gregory L. Christopher (collectively, the “Nominees”). If any such person should be unwilling or unable to serve as a director of the Company, which is not anticipated, the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

     Directors are elected by a plurality of the votes cast. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted “For” a particular director (whether as a result of a direction to withhold or a broker non-vote) will not be counted in such director’s favor.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR EACH OF THE NOMINEES.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES

     The following table sets forth, as of March 8, 2011, information about the 1,324,067 shares of Common Stock (calculated based on 37,855,071 shares outstanding) beneficially owned by each of the Company’s current directors, nominees for director, executive officers and named executive officers. The “named executive officers” are those individuals set forth in the “Summary Compensation Table for 2010” included herein. Unless otherwise indicated, all directors, nominees for director, executive officers and named executive officers have sole voting and investment power with respect to the shares of Common Stock reported. The table and the accompanying footnotes set forth the foregoing persons’ current positions with the Company, principal occupations and employment over the preceding five years, age and directorships held in certain other publicly-owned companies, as well as, with respect to directors, the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director of the Company in 2011.

	Common Stock
	Beneficially
	Owned as of	Percent of
Principal Occupation, Employment, etc.	March 8, 2011	Class
Alexander P. Federbush	13,000	*
Vice Chairman of the Board of Directors since January 1, 2011;
Director of the Company since February 17, 2005; age 68 (1)
Paul J. Flaherty	8,000	*
Director of the Company since August 2, 2007; age 71 (2)
Gennaro J. Fulvio	21,000	*
Director of the Company since May 9, 2002; age 54 (3)
Gary S. Gladstein	36,736	*
Director of the Company since July 1, 2000; Senior Consultant for Soros Fund Management, LLC and IRSA Inversiones Y
Representaciones S.A.; age 66 (4)
Scott J. Goldman	6,000	*
Director of the Company since January 1, 2008; age 58 (5)
Terry Hermanson	11,000	*
Director of the Company since February 13, 2003; age 68 (6)

	Common Stock
	Beneficially
	Owned as of	Percent of
Principal Occupation, Employment, etc.	March 8, 2011	Class
Harvey L. Karp	241,886	*
Chairman of the Board of Directors since October 8, 1991;
Director since August 1991; age 83 (7)
Gregory L. Christopher	311,635	*
Chief Executive Officer of the Company since October 30, 2008;
Director of the Company since October 28, 2010; age 49 (8)
Richard W. Corman	52,673	*
Vice President-Controller of the Company since October 28, 2004;
age 54 (9)
John B. Hansen	43,158	*
President, Plumbing Business of the Company since January 1, 2010;
age 64 (10)
Roy C. Harris	57,660	*
Vice President and Chief Information Officer of the Company since
December 19, 2006; age 68 (11)
Jeffrey A. Martin	23,261	*
Vice President - Corporate Development since January 11, 2011;
age 44 (12)
Kent A. McKee	309,113	*
Executive Vice President of the Company since October 13, 2005;
Chief Financial Officer of the Company since April 1, 1999; age 50 (13)
James H. Rourke	123,945	*
President, Industrial Business of the Company since
December 27, 2003; age 62 (14)
Gary C. Wilkerson	65,000	*
Vice President, General Counsel and Secretary of the Company since
May 2, 2005; age 64 (15)
Executive Officers and Directors as a Group	1,324,067	3.43%**
____________________

*	Less than 1%

**	Includes 760,373 shares of Common Stock which are subject to currently exercisable stock options and 114,700 shares of non-vested restricted stock held by executive officers and directors of the Company.

(1)	Mr. Federbush served as the President of the Queens West Development Corp., a subsidiary of the Empire State Development Corporation, a public-benefit corporation that is a joint venture among New York State, New York City and the Port Authority of New York and New Jersey, for more than the past five years until his departure from the corporation on December 31, 2007. Mr. Federbush has served as a director of Varick Realty Corp. since 1970, including as Chairman since 1976. Mr. Federbush was nominated to serve as a director of the Company because he has extensive experience guiding complex organizations, both in commercial real estate and manufacturing and distribution. The number of shares of Common Stock beneficially owned by Mr. Federbush includes (i) 2,000 shares of Common Stock owned by Mr. Federbush’s spouse, (ii) 1,000 shares of Common Stock owned by a corporation in which Mr. Federbush is an officer and (iii) 10,000 shares of Common Stock which are subject to currently exercisable stock options.

(2)	Mr. Flaherty has been a member of the Advisory Board of Aon Risk Services, Inc., a subsidiary of Aon Corporation (“Aon”), the global insurance and risk management firm, since 2001. Prior to his tenure with Aon, Mr. Flaherty was associated with Burson-Marsteller-WPP, a global public affairs and public relations firm. Mr. Flaherty was nominated to serve as a director of the Company because of his years of experience counseling boards and senior management. In addition, his experience in insurance and risk management enable him to assist the Board of Directors in performing its risk oversight function. The number of shares of Common Stock beneficially owned by Mr. Flaherty includes 6,000 shares of Common Stock which are subject to currently exercisable stock options.

(3)	Mr. Fulvio has been a member of Fulvio & Associates, LLP, Certified Public Accountants, since 1987. Mr. Fulvio was nominated to serve as a director of the Company because of his strength in the area of accounting, his knowledge of and experience with tax matters, and his financial acumen. The number of shares of Common Stock beneficially owned by Mr. Fulvio includes (i) 10,000 shares of Common Stock which are subject to currently exercisable stock options, and (ii) 11,000 shares of Common Stock which are owned by Mr. Fulvio’s spouse.

(4)	Mr. Gladstein previously served as a director of the Company from 1990 to 1994. Mr. Gladstein is currently an independent investor and consultant. From the beginning of 2000 to August 31, 2004, Mr. Gladstein was a Senior Consultant at Soros Fund Management. He was Chief Operating Officer at Soros Fund Management from 1985 until his retirement at the end of 1999. Mr. Gladstein also served as a director of Jos. A. Bank Clothiers until June, 2010. Mr. Gladstein was nominated to serve as a director of the Company because of his financial and accounting expertise and his years of experience providing strategic advisory services to complex organizations. In addition, having been a member of the compensation, audit and other committees of public company boards, Mr. Gladstein is familiar with a full range of corporate and board functions. The number of shares of Common Stock beneficially owned by Mr. Gladstein includes 10,000 shares of Common Stock which are subject to currently exercisable stock options.

(5)	Mr. Goldman has served as the co-founder and Chief Executive Officer of TextPower, Inc., which creates business solutions by using a proprietary library of vertical market text messaging software, since February 17, 2009. From 1987 to February 17, 2009, Mr. Goldman served as founder and principal of the Goldman Group, a company that works with Fortune 500 companies in developing and operating wireless systems. Mr. Goldman was nominated to serve as a director of the Company because of his extensive experience with global companies and strategic planning, as well as his expertise in the technology field. The number of shares of Common Stock beneficially owned by Mr. Goldman includes 6,000 shares of Common Stock which are subject to currently exercisable stock options.

(6)	Mr. Hermanson has been the principal and President of Mr. Christmas, Inc., a wholesale merchandising company, for more than the last five years. Mr. Hermanson was nominated to serve as a director of the Company because he has extensive experience in management, strategic planning, as well as a thorough knowledge of wholesale merchandising and international business issues. The number of shares of Common Stock beneficially owned by Mr. Hermanson includes 10,000 shares of Common Stock which are subject to currently exercisable stock options.

(7)	Mr. Karp has served on boards of four New York Stock Exchange companies and many other corporations over the past fifty years. Mr. Karp’s corporate experience includes: management at the highest level; corporate finance; acquisitions; mergers; corporate organization and governance; shareholder and investor relations; and investments.

(8)	Mr. Christopher served as (i) Chief Operating Officer from October 25, 2007 until October 30, 2008, (ii) President of the Standard Products Division from October 13, 2005 until October 25, 2007, and (iii) Vice President of Sales-Standard Products Division of the Company for more than five years prior to October 13, 2005. The number of shares of Common Stock beneficially owned by Mr. Christopher includes (i) 210,953 shares of Common Stock which are subject to currently exercisable stock options, (ii) 46,200 shares of non-vested restricted stock, (iii) 900 shares of Common Stock owned jointly between Mr. Christopher and his spouse and (iv) 2,100 shares of Common Stock which are owned by Mr. Christopher’s children.

(9)	Mr. Corman served as the Company’s Corporate Controller for more than five years prior to October 28, 2004. The number of shares of Common Stock beneficially owned by Mr. Corman includes 39,583 shares of Common Stock which are subject to currently exercisable stock options.

(10)	Mr. Hansen served as (i) President-Manufacturing Operations from May 18, 2009 until January 1, 2011 (ii) Senior Vice President-Strategy and Industry Relations from February 18, 2008 to May 18, 2009, (iii) as Vice President-Administration and Operations, Standard Products Division from October 24, 2005 to February 18, 2008, (iv) as Vice President-Marketing and Product Line Strategy, Standard Products Division from February 24, 2003 to October 24, 2005, and prior thereto as Vice President-Marketing, Standard Products Division. The number of shares of Common Stock beneficially owned by Mr. Hansen includes (i) 25,181 shares of Common Stock which are subject to currently exercisable stock options, (ii) 2,706 shares of Common Stock owned jointly between Mr. Hansen and his spouse, and (iii) 13,500 shares of non-vested restricted stock.

(11)	Mr. Harris served (i) as Vice President and Chief Information Officer of the Standard Products Division of the Company from October 13, 2005 until December 19, 2006, (ii) as Vice President and Chief Information Officer of the Company from July 5, 2000 until October 13, 2005, (iii) as Division Manager of the Company’s Standard Products Division from May 1, 1997 through July 5, 2000 and (iv) as Controller, Standard Products Division, from December 1995 to May 1, 1997. The number of shares of Common Stock beneficially owned by Mr. Harris includes (i) 44,668 shares of Common Stock which are subject to currently exercisable stock options and (ii) 3,000 shares of non-vested restricted stock.

(12)	Mr. Martin served (i) as Vice President-Finance & Corporate Development from August 1, 2008 to January 11, 2011, (ii) as Vice President-Operations, Standard Products Division of the Company from November 20, 2006 to August 1, 2008, (iii) as Vice President-Finance of the Company from October 28, 2004 to November 20, 2006, (iv) as Director of Corporate Finance of the Company from January 1, 2002 to October 28, 2004, (v) as Manager of Corporate Finance of the Company from January 1, 2001 to December 31, 2001, (vi) as Manager of Corporate Accounting of the Company from January 15, 1996 to December 31, 2000 and (vii) as a Manager and other positions in audit services with PricewaterhouseCoopers LLP, a public accounting firm, from September 1989 to January 1996. The number of shares of Common Stock beneficially owned by Mr. Martin includes 22,758 shares of Common Stock which are subject to currently exercisable stock options.

(13)	Mr. McKee served (i) as Vice President of the Company from February 11, 1999 until October 13, 2005, (ii) as Vice President-Business Development/Investor Relations of the Company from December 14, 1995 to February 11, 1999, (iii) as Treasurer of the Company from November 8, 1991 to December 14, 1995 and (iv) as Assistant Secretary of the Company from August 28, 1991 to December 14, 1995. The number of shares of Common Stock beneficially owned by Mr. McKee includes (i) 227,230 shares of Common Stock which are subject to currently exercisable stock options, and (ii) 28,000 shares of non-vested restricted stock.

(14)	Mr. Rourke served (i) as Vice President-Industrial Products Division of the Company from December 14, 1995 to December 27, 2003, (ii) as Vice President and General Manager-Industrial Products Division of the Company from November 4, 1993 to December 14, 1995 and (iii) prior thereto as Vice President and General Manager, Industrial Products, for Mueller Brass Co. in Port Huron, Michigan. The number of shares of Common Stock beneficially owned by Mr. Rourke includes (i) 77,000 shares of Common Stock which are subject to currently exercisable stock options, (ii) 20,000 shares of non-vested restricted stock and (iii) 13,472 shares of Common Stock which are owned by Mr. Rourke’s spouse.

(15)	Mr. Wilkerson served (i) as Of Counsel to the Memphis law firm of Pietrangelo Cook, LLP from April 2002 to May 2005 and (ii) as Vice President and General Counsel for Louisiana-Pacific Corporation from 1997 to January 2002. The number of shares of Common Stock beneficially owned by Mr. Wilkerson includes (i) 61,000 shares of Common Stock which are subject to currently exercisable stock options and (ii) 4,000 shares of non-vested restricted stock.

Meetings and Committees of the Board of Directors

     During 2010, the Board of Directors held five meetings. The Board of Directors established a standing Audit Committee and a Compensation Committee at its organizational meeting on February 13, 1991. On May 13, 1991, the Board of Directors created two committees (the “Plan Committees”) to be responsible for administering the Company’s 1991 Employee Stock Purchase Plan and the Company’s 1991 Incentive Stock Option Plan. On November 16, 1993, the Board of Directors established a standing Nominating Committee. On May 12, 1994, the Board of Directors created two committees to be responsible for administering the Company’s 1994 Stock Option Plan and the Company’s 1994 Non-Employee Director Stock Option Plan, on February 12, 1998 created a committee to be responsible for administering the Company’s 1998 Stock Option Plan and on February 12, 2002 created a committee to be responsible for administering the Company’s 2002 Stock Option Plan (collectively, the “Option Plan Committees”). On February 12, 2004, the Board of Directors changed the name of the Nominating Committee to the Nominating and Corporate Governance Committee. During 2010, no director attended fewer than 75% of the total number of meetings of the Board and all committees on which he served.

     The Audit Committee is currently composed of three directors who are not officers or employees of the Company: Gary S. Gladstein (Chairman), Gennaro J. Fulvio and Terry Hermanson. Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the New York Stock Exchange (the “NYSE”) and applicable SEC rules. For more information on the NYSE standards for independence, see “Corporate Governance-Director Independence” in this Proxy Statement. The Board of Directors has further determined that (i) all members of the Audit Committee are financially literate and (ii) Gary S. Gladstein and Gennaro J. Fulvio each possess accounting and related financial management expertise within the meaning of the listing standards of the NYSE, and are each audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee (i) appoints the Company’s independent accountants, (ii) reviews and approves any major change in the Company’s accounting policies, (iii) reviews the scope and results of the independent audit, (iv) reviews and considers the independence of the accountants, (v) reviews the effectiveness of the Company’s internal audit procedures and personnel, (vi) reviews the Company’s policies and procedures for compliance with disclosure requirements concerning conflicts of interest and the prevention of unethical, questionable or illegal payments and (vii) makes such reports and recommendations to the Board of Directors as it may deem appropriate. The Audit Committee held seven formal meetings during the last fiscal year, all of which were attended by the Company’s independent auditors. At such meetings, the Audit Committee discussed the scope and results of the annual audit and issues of accounting policy and internal controls.

     The Compensation Committee is currently composed of three directors who are not officers or employees of the Company: Terry Hermanson (Chairman), Paul J. Flaherty and Gennaro J. Fulvio. Each member of the Compensation Committee has been determined by the Board of Directors to meet the NYSE’s standards for independence. These same directors also serve as members of the Plan Committee and the Option Plan Committees. The Compensation Committee (i) provides assistance to the Board of Directors in discharging the Board of Directors’ responsibilities relating to management organization, performance, compensation and succession and (ii) makes such recommendations to the Board of Directors as it deems appropriate. During fiscal year 2010, the Compensation Committee and the Option Plan Committee held nine formal meetings.

     The Nominating and Corporate Governance Committee is currently composed of three directors who are not officers or employees of the Company: Scott J. Goldman (Chairman), Paul J. Flaherty and Gary S. Gladstein. Each member of the Nominating and Corporate Governance Committee has been determined by the Board of Directors to meet the NYSE’s standards for independence. The Nominating and Corporate Governance Committee is responsible for the recommendation to the Board of Directors of director nominees for election to the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending committee assignments and responsibilities to the Board of Directors, overseeing the evaluation of Board of Directors and management effectiveness, developing and recommending to the Board of Directors corporate governance guidelines, and generally advising the Board of Directors on corporate governance and related matters. The Nominating and Corporate Governance Committee held one formal meeting during fiscal year 2010.

     The Board of Directors has a leadership structure consisting of an Executive Chairman position and a separate Chief Executive Officer position, both of whom serve on the Board. These officers are in constant contact with the Executive Officers and other key people of the Company. They provide advice and recommendations to the full Board for the Board’s consideration. The Company believes that its current leadership structure (i.e., separating the roles of Chairman and Chief Executive Officer) is appropriate because it allows the Chief Executive Officer to focus on the day-to-day management of the Company, while the Chairman focuses on strategic business initiatives. Because of the demands of each position, the Company believes separating these roles enhances the ability of each to discharge his duties and fosters more accountability. The Chairman’s extensive knowledge and experience regarding the Company, combined with the perspective that comes from a separation from day-to-day affairs, makes him well-suited to assist with the execution of strategy and business plans and to provide leadership to the Board of Directors in its various responsibilities.

     The services that the Chairman provides the Company include, among others, (i) setting strategic direction, (ii) providing advice and counsel to management including the Chief Executive Officer, Chief Financial Officer, and General Counsel, (iii) participating in management meetings, (iv) meeting with major customers, (v) meeting with management and principals of businesses subject to possible business combinations, (vi) monitoring financial and legal matters, and (vii) overseeing and coordinating activities of the Board of Directors.

     The Company does not currently have a lead independent director.

     The Board of Directors is actively involved in oversight of risks that could affect the Company. The full Board of Directors has retained the responsibility for general oversight of risks, but the Audit Committee primarily oversees those risks that may directly or indirectly impact the Company’s financial statements. The Board of Directors receives reports directly from officers responsible for oversight of particular risks within the Company, as well as full reports by the chair of the Audit Committee regarding the Audit Committee’s considerations and actions. The Board believes that through such open communication and access to information, it can sufficiently manage the risks facing the Company. The Board of Director’s administration of its risk oversight function has not affected the Board’s leadership structure.

CORPORATE GOVERNANCE

     The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, following the passage of Sarbanes-Oxley, the NYSE adopted changes to its corporate governance and listing requirements.

Director Independence

     The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, are comprised, in part, of those objective standards set forth in the NYSE rules, which generally provide that (a) a director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer of the Company, would not be independent for a period of three years after termination of such relationship; (b) a director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $120,000 per year in direct compensation from the Company, except for certain permitted payments, would not be independent; (c) a director or an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor, a director who is a current employee of such a firm, a director who has an immediate family member who is a current employee of such a firm and who personally works on the Company’s audit, or a director or an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time would not be independent; (d) a director or an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee would not be independent; and (e) a director who is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, would not be independent. In addition to these objective standards and in compliance with NYSE rules, no director will be considered independent who has any other material relationship with the Company that could interfere with the director’s ability to exercise independent judgment. The Board of Directors exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with the Company.

     The Board of Directors, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s current “independent” directors are: Alexander P. Federbush, Paul J. Flaherty, Gennaro J. Fulvio, Gary S. Gladstein, Scott J. Goldman and Terry Hermanson. In the course of the Board of Director’s determination regarding the independence of each non-management director, the Board considered for:
  Mr. Flaherty, the fact that the Company has utilized certain services of Aon and its affiliates, but recognizing the arms’ length nature of such transactions, the absence of any managerial role or specific pecuniary interest of Mr. Flaherty in such matters, and the de minimis percentage such transactions represented in respect of the annual revenues and assets of each of those companies; and

  Mr. Goldman, the fact that Mr. Goldman is married to the niece of Harvey L. Karp, the Chairman of the Board, but recognizing the distance of this relationship.
Independent Directors
  A majority of the members of the Company’s Board of Directors have been determined to meet the NYSE’s standards for independence. See “Director Independence” above.

  The Company’s Corporate Governance Guidelines provide that the Company’s non-management directors shall hold annually at least two formal meetings independent from management. The non-management directors will choose a non-management director, as appropriate, to preside at these executive sessions of the Board of Directors.

Audit Committee
  All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See “Director Independence” above.

  In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

  The Board of Directors has determined that all members of the Audit Committee are financially literate. Further, the Board of Directors has determined that Gary S. Gladstein and Gennaro J. Fulvio each possess accounting or related financial management expertise, within the meaning of the listing standards of the NYSE, and are each audit committee financial experts within the meaning of applicable SEC rules.

  Ernst & Young LLP, the Company’s independent auditors, reports directly to the Audit Committee.

  The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

  The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company’s accounting, internal accounting controls or auditing matters.

  The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Compensation Committee
  All members of the Compensation Committee have been determined to meet the NYSE standards for independence. See “Director Independence” above.

  The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.
Nominating and Corporate Governance Committee
  All members of the Nominating and Corporate Governance Committee have been determined to meet the NYSE standards for independence. See “Director Independence” above.

  The Nominating and Corporate Governance Committee recommends to the Board of Directors as director nominees individuals of established personal and professional integrity, ability and judgment, and who are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company’s stockholders. Due consideration is given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee also assesses the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors.

  Under its charter the Nominating and Corporate Governance Committee considers whether the viewpoint, professional experience, education, skill and other individual qualities and attributes of any potential nominee would contribute to the diversity of the Board as a whole. In addition, when considering Board diversity, the Committee will not exclude any potential Board nominee from consideration based on age, gender, race, color of skin, ethnic origin, political affiliation, religious preference, sexual orientation, country of origin, physical handicaps or any other category. The Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually to assure that the Board contains an effective mix of individuals to best advance the Company’s long-term business interests.
  Once the Nominating and Corporate Governance Committee has identified prospective nominees, background information is elicited about the candidates, following which they are investigated, interviewed and evaluated by the Committee which then reports to the Board of Directors.

  The Nominating and Corporate Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.
     The Nominating and Corporate Governance Committee does not consider individuals nominated by stockholders for election to the Board. The Board believes that this is an appropriate policy because the Company’s Bylaws allow a qualifying stockholder to nominate an individual to the Board. In order for a qualifying stockholder to nominate an individual to the Board, written notice of such stockholder’s intent to make such nomination must be received by the Secretary of the Company at the Company’s principal place of business (8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125) not less than 60 days and not more than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting (unless the annual meeting date is advanced by more than thirty days or delayed by more than sixty days, in which case different deadlines apply) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to the special meeting and not later than the later of (a) 60 days prior to such special meeting or (b) the tenth day following the day on which public announcement is first made of the date of the special meeting, provided that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the tenth day following the day on which such public announcement is first made by the Company. To be a qualifying stockholder, the stockholder must be a stockholder of record at the time the notice was delivered to the Secretary of the Company. Each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or successor provisions) under the Exchange Act, including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; (b) as to any other business that the stockholder desires to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. See “Stockholder Nominations for Board Membership and Other Proposals for 2012 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2010, Alexander P. Federbush, Paul J. Flaherty and Gary S. Gladstein served on the Compensation Committee. No member of the Compensation Committee was, during fiscal year 2010, an officer or employee of the Company or was formerly an officer of the Company, except that Gary S. Gladstein served as Chief Financial Officer of the Company from December 28, 1990 to February 13, 1991. In addition, no member of the Compensation Committee, during fiscal year 2010, had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during fiscal year 2010.

Corporate Governance Guidelines
  The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility, director access to officers and employees, director compensation, director orientation and continuing education and the annual performance evaluation of the Board of Directors.

  Copies of the guidelines can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.
Code of Business Conduct and Ethics
  The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of the Company’s officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

  Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company’s directors and executive officers must be approved by the Board of Directors and will be posted on the Company’s website at www.muellerindustries.com.

  Copies of the Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.
Policies and Procedures for Approval of Related Party Transactions

     Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Management carefully reviews all proposed related party transactions (if any), other than routine banking transactions, to determine if the transaction is on terms comparable to terms that could be obtained in an arms-length transaction with an unrelated third party. Management reports to the Audit Committee and then to the Board of Directors on all proposed material related party transactions. Upon the presentation of a proposed related party transaction to the Audit Committee or the Board, the related party is excused from participation in discussion and voting on the matter.

Directors’ Attendance at Annual Meetings of Stockholders

     It is the policy of the Company’s Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance with the Chairman of the Board. All members of the Board of Directors attended the Company’s 2010 Annual Meeting of Stockholders.

Communication With the Board of Directors

     Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, including the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Nominating and Corporate Governance Committee, Mueller Industries, Inc., 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. Communication(s) directed to members of the Board who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     This Compensation Discussion and Analysis provides an overview of how our named executive officers were compensated in 2010, as well as how this compensation furthers our established compensation philosophy and objectives.

     As discussed more fully below, we believe in a pay for performance philosophy, such that a material portion of a named executive officer’s compensation is dependent upon the achievement of strategic and financial performance. For 2010, we continued to reward named executive officers in a manner consistent with this philosophy by setting annual incentive targets for the achievement of EBITDA and operating income. For the long-term component of compensation, we continued to grant equity awards (both stock options and restricted stock), such that any long-term compensation opportunity will by directly tied to our stock performance.

     During 2010, the Company’s performance was substantially improved compared with the prior year. For 2010, the Company’s operating income, excluding certain one-time items, increased $51.4 million, or 83%, to $113.4 million. Although overall industry shipments in our core product lines are at approximately half of peak levels, we remained solidly profitable throughout the recession and our profitability targets for 2010 were exceeded. As a result of our exemplary performance, our annual incentive payouts to our employees, including our named executive officers, increased over prior years.

Compensation Policies and Objectives

     We believe in a pay for performance philosophy, such that the compensation of our executive officers is materially tied to the performance of the Company, considered in light of general economic and specific Company, industry, and competitive conditions. In light of this, we have designed our compensation programs for our executive officers, including the executive officers named in the Summary Compensation Table for 2010 below, to (i) motivate these key employees to achieve certain strategic and financial goals and reward them for achieving such goals, (ii) align the long-term financial interests of our named executive officers with those of our stockholders, (iii) encourage these employees to continue their service with our Company, and (iv) provide a means to attract additional talented executive officers when necessary.

Determination of Compensation

     Compensation for our Chairman of the Board and Chief Executive Officer is determined by our Compensation Committee. Compensation decisions for our other named executive officers are made by our Compensation Committee based on the joint recommendations of our Chairman of the Board and Chief Executive Officer. Our Compensation Committee meets at least annually to determine the adjustments, if any, which will be made to all elements of compensation, including base salary, annual incentive compensation, and long-term equity awards.

     In determining the levels of compensation, including the amount of base salary increases from year to year, if any, the target levels of the annual cash incentives and the amounts payable thereby at the end of each year, and the number of equity awards to be awarded and when such awards will be granted, we generally do not rely on formulaic guidelines but rather maintain a flexible compensation program that allows us to adapt components and levels of compensation to motivate and reward individual executives within the context of the Company’s desire to attain certain strategic and financial goals and control compensation cost. This requires that we consider subjective factors including (i) an executive’s performance against corporate objectives in recent years, (ii) the value of the executive’s skills and capabilities in supporting the long-term performance of the Company, (iii) performance of each executive’s specific management responsibilities, (iv) each executive’s contribution as a member of the executive management team, and (v) whether each executive’s total compensation potential and structure is sufficient to ensure the retention of the executive when considering the compensation potential that may be available elsewhere. As such, we make reasoned subjective determinations about compensation levels. Our decisions regarding the various elements of compensation are generally independent of one another in that the decisions we make with respect to any one element do not necessarily affect decisions we make with respect to any other element.

     In 2010, Mr. Karp’s compensation was determined based on his individual performance in (i) setting the strategic direction of the Company; (ii) providing advice and counsel to management including the Chief Executive Officer, Chief Financial Officer, and General Counsel; (iii) participating in management meetings; (iv) meeting with major customers; (v) meeting with management and principals of businesses regarding possible business combinations; and (vi) monitoring financial, legal and regulatory matters. His incentive compensation was determined by the Company meeting specific, adjusted EBITDA targets, as discussed below under the heading under the heading “Annual Incentive Compensation.”

     In 2010, Mr. Christopher’s compensation was determined based on his successful management of the day-to-day activities of the Company and its subsidiaries, including but not limited to cost containment, manufacturing, purchasing, sales, marketing, distribution, finance, legal, and trade association activities. His incentive compensation was determined by the Company meeting specific adjusted consolidated operating income goals for the Company, as discussed below under the heading under the heading “Annual Incentive Compensation.”

     In 2010, Mr. McKee’s compensation was determined based on his strategic leadership of financial operations, which resulted in the strong financial position of the Company. His duties include, but are not limited to, day-to-day management of corporate accounting, finance, credit, tax, business development, shared services and investor relations. His incentive compensation was determined by the Company meeting specific adjusted consolidated operating income targets, as discussed below under the heading under the heading “Annual Incentive Compensation.”

     In 2010, Mr. Rourke’s compensation was determined based on his successful management of the Industrial Business, including but not limited to, cost containment, manufacturing, purchasing, sales, marketing and trade association activities. His incentive compensation was determined by the Industrial Business meeting specific adjusted operating income targets, as discussed below under the heading under the heading “Annual Incentive Compensation.”

     In 2010, Mr. Wilkerson’s compensation was determined based on his management of the day-to-day activities of the Legal, Human Resources and Risk Management Departments and his successful resolution of, among other things, certain litigation, environmental and antidumping matters. His incentive compensation was determined by the Company meeting specific adjusted consolidated operating income targets, as discussed below under the heading under the heading “Annual Incentive Compensation.”

     In making compensation decisions, our Compensation Committee does not undertake any formal benchmarking or review any formal surveys of compensation for our competitors but rather relies on the members’ general knowledge of our industry, supplemented by advice from our Chairman and Chief Executive Officer based on their knowledge of our industry in markets in which we participate.

     The targets for annual incentive compensation are generally determined by the Compensation Committee in December or January for the upcoming year. Various factors are considered when determining the specific targets including estimated actual results for the fiscal year being concluded, the plan for the upcoming year, economic conditions then currently prevailing as well as expected in the upcoming year, among others.

Elements of Compensation

     Our compensation program is composed of six elements: (i) base salary, (ii) annual incentive compensation, (iii) long-term equity incentive compensation, (iv) traditional welfare benefits, (v) perquisites, and (vi) post-employment and change-in-control compensation.

     Each element of compensation plays a part in our overall compensation policies and objectives.
  We provide base salary and traditional benefits such as group health, disability, and life insurance benefits, as well as matching contributions to the Mueller Industries, Inc. 401(k) Plan, as a means of providing a base level of compensation for services performed, to encourage the continued service of our named executive officers and to attract additional talented executive officers when necessary.

  We offer annual cash incentive compensation to our named executive officers to reward their success in attaining short-term operating objectives, such as sales, operating earnings and earnings per share. From time to time, we award discretionary bonuses and incentives to recognize and reward individual performance regardless of corporate-wide performance.

  Our long-term equity incentive compensation rewards our named executive officers for achievement of our long-term financial success as measured by our stock price. As such, it aligns the financial interests of our named executive officers with our stockholders and rewards our named executive officers for increased stockholder value. Historically we have granted stock options to our named executive officers, although in 2009 we adopted, and our shareholders approved, the 2009 Stock Incentive Plan which provides for the grant of a variety of stock-based awards and cash incentive awards. We generally grant stock options with ten-year terms that vest ratably over a five-year period. This long-term vesting schedule provides continued

motivation and rewards executives in line with our stockholders over the vesting period. Moreover, we generally provide for periodic option grants to ensure that vesting periods will overlap and continue to provide incentive and motivation over the longer term. We also believe that stock options continue to provide long-term shareholder value beyond the vesting dates because of the continued upside financial potential for executives and the fact that stock options can be retained beyond the vesting date without adverse tax consequences to the executive. Because of the five-year vesting schedule, we regard our stock option program as a significant factor in retaining our named executive officers. In addition, in 2010 we granted shares of restricted stock to certain of our named executive officers which vest either (i) 20% per year on each of the first five anniversaries of the date of grant or (ii) 50% on each of the second and third anniversaries of the date of grant. As with stock options, we believe that granting awards of restricted stock subject to the vesting schedules described above rewards outstanding service by our named executive officers and provides us with an effective mechanism to incentivize our named executive officers to achieve long-term financial success for the Company, to provide a strong retention incentive, and to align the interests of our named executive officers with the long-term interest of our shareholders. Specifically, we believe that granting awards of restricted stock subject to a five-year vesting schedule allows us to supplement the annual option grants our named executive officers receive, while granting awards of restricted stock subject to a three-year vesting schedule provides us with an effective mechanism to incentivize our named executive officers to attain shorter-term performance goals.
  We view our perquisites as an added element of our executive compensation program designed to attract, retain and reward our named executive officers.

  We provide employment agreements as a reward for achieving a certain level of seniority and accomplishments based on a subjective determination of the executive’s past service and current responsibilities. We believe that providing employment agreements at the top executive level is generally in line with market practice and allows us to be competitive and retain our top executives.

Base Salary

     Base salary adjustments are determined by making reasoned subjective determinations about current economic conditions such as general wage inflation as well as the executive’s qualifications, experience, responsibilities, and past performance. For 2010, base salary increases ranged from 3% to 15% for our named executive officers, excluding Mr. Karp, whose salary has remained unchanged since 2006. These adjustments were effective as of May 24, 2010.

Annual Incentive Compensation

     Each of our named executive officers received annual incentive compensation in 2010, based upon the Company’s actual performance for the period relative to the pre-established targets (as described below). Consistent with past practices, Mr. Karp’s annual incentive compensation was based upon adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), and for all other employees, including the other named executive officers, annual incentive compensation was based upon adjusted operating income. The Compensation Committee’s intent was that the incentive compensation payable to Messrs. Karp, Christopher and McKee will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, with awards being made under the Company’s 2009 Stock Incentive Plan.

     Early in 2010, the Compensation Committee established performance targets for the year based upon EBITDA (for Mr. Karp) and upon operating income (for all other employees), in each case subject to certain adjustments. For Mr. Karp, the Compensation Committee established graduated EBITDA targets that ranged from $77 million (earning zero incentive) to $142 million (earning a 200% incentive) with a maximum incentive of $2,500,000; the actual earned percentages applied to base salary for determination of the award were linear for actual EBITDA results between the graduated scale. Actual performance resulted in the maximum payment under the plan for 2010 to Mr. Karp.

     For all other employees, including our named executive officers, we calculated the awards by multiplying the employee’s actual base salary paid during the year, by the employee’s incentive grade level factor, which in turn, is multiplied by a consolidated Company and/or operating unit performance factor each of which was set by our Compensation Committee at the beginning of the fiscal year. The incentive grade level factor for the named executive officers was established at

100% for Messrs. Christopher, McKee, and Rourke, and at 75% for Mr. Wilkerson. Based upon the recommendation of Mr. Christopher, the Compensation Committee established operating income of $77 million subject to certain adjustments, as the consolidated Company performance factor, which applied to Messrs. Christopher, McKee, and Wilkerson, and established $38.3 million subject to certain adjustments, as the Industrial Products Division performance factor, which applied to Mr. Rourke. The Company and operating unit performance factors are subject to increase by 2 percentage points for each 1 percentage point that actual performance exceeds the target (capped at 200% for Messrs. Christopher, McKee, and Rourke and capped at 150% for Mr. Wilkerson), and decreased by 3 percentage points for each 1 percentage point that actual performance is less than the target. As a result of 2010 performance, the payments to Messrs. Christopher and McKee were 191% (100% grade level factor times 191% performance factor), for Mr. Rourke was 182% (100% grade level factor times 182% performance factor), and for Mr. Wilkerson was 113% (75% grade level factor times 150% performance factor).

     In 2010, in addition to receiving annual incentive compensation, Messrs. McKee and Wilkerson received discretionary incentive compensation awards of $34,000 and $15,000, respectively. Mr. McKee’s discretionary award was paid in recognition of his outstanding service and leadership, and Mr. Wilkerson’s discretionary award was paid in recognition of his contributions to managing the Company’s legal department and the legal issues facing the Company.

Long-Term Equity Incentive Program

     Stock Option Awards Granted in 2010. In determining which named executive officers will receive option awards and the size of these awards, our Compensation Committee makes reasoned subjective determinations based upon the prior performance of the named executive officers, the importance of retaining their services, and the potential for their performance to help us attain our long-term goals. There is no set formula for the granting of awards to individual named executive officers. During fiscal year 2010, the named executive officers received stock options to acquire an aggregate of 70,000 shares or 33% of the total options granted under the long-term equity incentive program in fiscal 2010.

     Timing of Option Grants. Stock option awards to our named executive officers, other than our Chief Executive Officer, are typically granted annually by our Compensation Committee based on the recommendations of our Chief Executive

Officer and Chairman of the Board. Stock option awards to our Chief Executive Officer are granted annually based on the recommendations of our Chairman of the Board. In recent years, it has been the Company’s practice to issue option awards and stock awards to certain executives and other employees in late July following release of the Company’s second quarter and six-month operating results. Director awards have been made on the same date as the annual meeting of stockholders.

     Restricted Stock Awards Granted in 2010. As with stock options, in determining which named executive officers should receive restricted stock awards during 2010, and the size of these awards, our Compensation Committee made reasoned subjective determinations based upon the performance of the named executive officers, the importance of retaining their services, and their role in helping us attain our long-term goals. There was no set formula for the granting of awards to individual named executive officers. During fiscal year 2010, the named executive officers received restricted stock grants covering an aggregate of 51,200 shares.

Other Compensation

     The other compensation provided to our named executive officers is composed of the Company’s matching contribution to the Mueller Industries, Inc. 401(k) Plan (except for Mr. Karp) and various perquisites. The perquisites we provided in fiscal 2010 were as follows: estate and tax planning, certain club memberships, personal use of our Company airplane, car allowances, spousal travel reimbursements, and income tax gross-ups.

     Estate and tax planning is provided to certain named executive officers to complement our various compensation elements for the purpose of ensuring the named executive officers understand the complexity of the long-term equity incentives and are thereby able to maximize the value of such benefits. We provide certain club memberships in part to facilitate networking with and entertainment of our business clients. Because of the nature of such memberships, our named executive officers gain some personal benefits. We maintain a Company-owned airplane primarily to provide efficient transportation to certain employees and customers for business travel. From time to time, when our plane is not being used for business purposes, we allow certain named executive officers to use the plane for personal travel. We also maintain a Company-owned boat. Our boat is exclusively used for business purposes.

Post-Employment and Change-in-Control Compensation

     We believe that providing employment agreements at the top executive level is generally in line with market practice and allows us to be competitive and retain our top executives. We have entered into employment agreements with Messrs. Karp, Christopher and McKee. The agreements provide that upon a resignation for “good reason” or termination without “cause” (as each is defined in the employment agreements), the executive will be entitled to receive his then current base salary and annual incentive compensation equal to the average annual incentive compensation actually paid in the immediately preceding three years for the remainder of the term of the agreement, and all unvested equity awards will immediately vest. In addition, following any such termination, the executives will continue to participate in the Company’s health and medical benefit plans until they reach the age of 65 (or, in the case or Mr. Karp, for the remainder of the term of employment), and the Company will pay to the executives an amount equal to the monthly cost of continuation coverage under COBRA for such period of time. The agreements also provide that an executive may resign in connection with a “change in control” (as defined in the employment agreements) and that in such event they will be entitled to the same payments as discussed above but the payments will be made in a lump sum within 30 days following such termination. We provide this ability to resign following a change in control as an added incentive and reward for the executives to remain employed through the consummation of the change in control and to ensure the completion of such event which should ultimately deliver value to our stockholders. Our employment agreement with Mr. Christopher also provides us with a certain level of protection against competition and solicitation of customers and employees if his employment is terminated. These restrictive covenants exist to protect our business, as Mr. Christopher has longstanding relationships with a number of our customers. Finally, in the event that any “payment” (as defined in the employment agreements) under the employment agreements would be subject to the excise tax imposed by the “golden parachute” regulations under the Internal Revenue Code, Messrs. Karp, McKee and Christopher would be entitled to a gross-up payment from the Company to cover such taxes.

     We have also entered into a consulting agreement with Mr. Karp, which will become effective upon the termination of his employment, provided such termination is not for cause or by reason of Mr. Karp’s death or disability. The agreement provides that Mr. Karp will render consulting services for a period of six years, during which period he will be prohibited from competing with us. During the consulting period, Mr. Karp is entitled to receive an annual consulting fee equal to (i) two-thirds of his “final base compensation” for the first four years of such period and one-third of his final base compensation for the last two years of such period. The final base compensation is equal to the lesser of: (i) Mr. Karp’s highest annual cash compensation (consisting of base salary and annual incentive compensation) during the three-year period from 2005 to 2007 and (ii) $2,000,000. In addition, during the consulting period, Mr. Karp will be entitled to continue to participate in our health and medical benefit plans. The purpose of this agreement is to provide us with protection against competition from Mr. Karp and a transition period following his termination of employment during which he will continue to provide limited services and be available for consultation with respect to his unique industry and Company specific knowledge as needed to allow a smooth transition with his successor and minimize, to the extent possible, any succession difficulties. As with the employment agreements described in the preceding paragraph, this consulting agreement provides for a gross-up payment in the event that payments under it would be subject to the excise tax imposed by the “golden parachute” regulations under the Internal Revenue Code.

Tax Considerations

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to each of our Chief Executive Officer and our next four most highly paid executive officers. Qualifying “performance-based compensation” is not subject to this deduction limitation if certain requirements are met. In May 2009, our stockholders at our Annual Meeting of Stockholders approved the 2009 Stock Incentive Plan. Compensation paid under this plan will qualify as performance-based compensation and thus will be fully deductible by us. Although the base salary compensation paid to Mr. Karp exceeds $1,000,000 and the amount in excess thereof is not deductible by us for tax purposes, we believe that the impact of this is immaterial and necessary to adequately compensate Mr. Karp in light of past and continuing contributions to the Company’s performance. We periodically review the potential consequences of Section 162(m) with respect to compensatory elements. In the future we may authorize other compensation payments to our named executive officers that do not comply with the exemptions in Section 162(m) if we judge that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or any specific executive’s particular circumstances. This is consistent with our general compensation policy to remain flexible in order to address business and/or financial challenges as they present themselves.

Compensation Risk Management

     In establishing compensation programs for the Company’s executive officers and non-executive employees, the Compensation Committee and senior management of the Company, respectively, consider the potential effect(s) of such programs on the Company, as well as whether such programs create appropriate incentives. The only component of employee compensation that might pose a risk of having an adverse effect is annual cash incentive compensation, which is intended to incentivize our employees to achieve short-term financial performance objectives, and ties a portion of an employee’s compensation to the achievement of such objectives. While annual cash incentive compensation encourages risk taking on the part of the Company’s employees in their efforts to achieve these objectives, the Company believes that the risk is well managed and the level of risk is acceptable. Moreover, certain senior management members have a substantial portion of their compensation in the form of equity awards that are long-term in nature. We believe this counter balances any motivation to unduly favor excessive short-term risk taking. We also believe that the applicable performance objectives create appropriate incentives for our employees from year-to-year. Risk is further reduced by the fact that annual cash incentives are awarded on a discretionary basis; any known excessive risk taking could result in a reduction or elimination of the annual payment.

     For these reasons we believe that our compensation policies and practices are not likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE FOR 2010

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position (a)	(b)	($)(c)	($)(d)	($)(e)(1)	($)(f)(1)	($)(g)	($)(i)		($)(j)
Harvey L. Karp	2010	$1,500,000	—	—	—	$2,500,000	$15,021	(2)	$4,015,021
Chairman of the Board	2009	$1,500,000	—	—	—	$598,600	$21,538		$2,120,138
	2008	$1,500,000	—	—	—	$1,750,000	$49,501		$3,299,501
Gregory L. Christopher	2010	$651,923	—	$570,720	$238,650	$1,245,173	$50,380	(3)	$2,756,846
Chief Executive Officer	2009	$600,000	—	$606,250	$191,400	—	$60,826		$1,458,476
and Director	2008	$445,000	$250,000	—	$448,560	$322,625	$49,130		$1,515,315
Kent A. McKee	2010	$377,308	$34,000	$344,400	$159,100	$720,658	$19,420	(4)	$1,654,886
Executive Vice President and	2009	$360,000	—	$363,750	$153,120	—	$19,277		$896,147
Chief Financial Officer	2008	$300,000	$157,500	—	$261,660	$217,500	$16,684		$953,344
James H. Rourke	2010	$269,587	—	$246,000	—	$490,648	$18,622	(5)	$1,024,857
President, Industrial Business	2009	$265,000	—	$242,500	$114,840	$76,850	$11,906		$711,096
	2008	$250,000	—	—	$224,280	$396,875	$13,688		$884,843
Gary C. Wilkerson	2010	$244,143	$15,000	$98,400	$159,100	$274,661	$10,092	(6)	$801,396
Vice President, General
Counsel and Secretary
____________________

(1)	These columns represent the aggregate grant date fair value of awards granted to our named executive officers in 2010, determined under Financial Accounting Standards Board Accounting Standards Codification 718. For information on the valuation assumptions with respect to awards made, refer to Note 12 - Stock-Based Compensation to the Company’s Consolidated Financial Statements filed with its Annual Report on Form 10-K for the fiscal year ended December 25, 2010. The amounts above reflect the Company’s aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)	Includes perquisites consisting of a car allowance and a club membership.

(3)	Includes personal use of the Company’s aircraft (valued at $10,041, representing the incremental cost incurred by the Company to operate the aircraft), an income tax gross-up and other perquisites consisting of a matching contribution to the Company’s 401(k) Plan, club membership, reimbursement for Mr. Christopher’s spouse’s travel to Company functions, restricted stock dividends and personal tax and estate planning.

(4)	Includes other perquisites consisting of a matching contribution to the Company’s 401(k) Plan, club membership, personal tax and estate planning, and restricted stock dividends.

(5)	Includes an income tax gross-up and other perquisites consisting of a matching contribution to the Company’s 401(k) Plan, reimbursement for Mr. Rourke’s spouse’s travel to Company functions, and personal tax and estate planning.

(6)	Includes an income tax gross-up and other perquisites consisting of a matching contribution to the Company’s 401(k) Plan, and reimbursement for Mr. Wilkerson’s spouse’s travel to Company functions.

     Salaries paid to our named executive officers are set forth in the Summary Compensation Table for 2010. For 2010, salaries paid to our named executives accounted for the following percentages of their total compensation: Mr. Karp (37%), Mr. Christopher (24%), Mr. McKee (23%), Mr. Rourke (26%), and Mr. Wilkerson (30%).

2010 GRANTS OF PLAN BASED AWARDS TABLE

						All Other	All Other
		Estimated Possible Payouts				Stock	Option
		Under Non-Equity Incentive				Awards:	Awards:
		Plan Awards (1)				Number of	Number of	Exercise or
						Shares of	Securities	Base Price	Closing	Grant Date
						Stock or	Underlying	of Option	Price of	Fair Value
	Grant	Threshold				Units	Options	Awards	Stock on	of Stock
	Date	($)		Target	Maximum	(#)	(#)	($/Sh)	Grant Date	and Option
Name (a)	(b)	(c)		($)(d)	($)(e)	(i)(3)	(j)(4)	(k)	($/Sh)	Awards ($)
Harvey L. Karp	—	N/A	(2)	N/A (2)	$2,500,000	—	—	—	—	—
Gregory L.
Christopher	—	N/A	(2)	$651,293	$1,303,846	—	—	—	—	—
	7/23/2010	—		—	—	23,200	—	—	$24.60	$570,720
	7/23/2010	—		—	—	—	30,000	$24.48	—	$238,650
Kent A. McKee	—	N/A	(2)	$377,308	$754,616	—	—	—	—	—
	7/23/2010	—		—	—	14,000	—	—	$24.60	$344,400
	7/23/2010	—		—	—	—	20,000	$24.48	—	$159,100
James H. Rourke	—	N/A	(2)	$269,587	$539,174	—	—	—	—	—
	7/23/2010	—		—	—	10,000	—	—	$24.60	$246,000
Gary C. Wilkerson	—	N/A	(2)	$183,107	$274,660		—	—	—	—
	7/23/2010	—		—	—	4,000	—	—	$24.60	$98,400
	7/23/2010	—		—	—	—	20,000	$24.48	—	$159,100
____________________

(1)	Mr. Karp received a cash incentive award based on achieving EBITDA, subject to certain adjustments, within the targeted range of $77 million to $142 million. Mr. Christopher, Mr. McKee, and Mr. Wilkerson received cash incentive awards based upon exceeding the consolidated operating income target of $77 million. Mr. Rourke received a cash incentive award based upon the Industrial Products Division exceeding its operating income target of $38.3 million. See our discussion under the heading “Compensation Discussion and Analysis-Annual Incentive Compensation” above for a more thorough discussion.

(2)	Because of the nature of the formulas used for determining annual incentive compensation, there are no threshold amounts. There is also no target amount for Mr. Karp’s annual incentive compensation.

(3)	Shares of restricted stock will vest either (i) 20% per year on each of the first five anniversaries of the date of grant or (ii) 50% on each of the second and third anniversaries of the date of grant.

(4)	The per share exercise price of the options was set at the fair market value of the Company’s Common Stock on the grant date, which under the terms of the 2002 Stock Option Plan is the mean between the highest and lowest sales prices of the Common Stock reported on the NYSE on the date immediately prior to the grant date. The options will vest and become exercisable at the rate of 20% of the underlying Common Stock per year on each of the first five anniversaries of the grant date and will expire on the tenth anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

		Option Awards (1)				Stock Awards (2)
		Number of	Number of			Number of
		Securities	Securities			Shares or	Market Value
		Underlying	Underlying			Units of	of Shares or
		Unexercised	Unexercised	Option		Stock	Units of Stock
		Options	Options	Exercise		That Have	That Have
		(#)	(#)	Price	Option	Not Vested	Not Vested
		Exercisable	Unexercisable	($)	Expiration	(#)	($)
Name (a)	Grant Date	(b)	(c)	(e)	Date (f)	(g)	(h)
Harvey L. Karp	—	—	—	—	—	—	—
Gregory L. Christopher	11/06/2001	5,819	—	$18.70	11/06/2011	—	—
	02/13/2002	15,561	—	$20.40	02/13/2012	—	—
	02/10/2003	19,451	—	$16.62	02/10/2013	—	—
	02/10/2004	31,122	—	$20.72	02/10/2014	—	—
	02/23/2005	20,000	—	$31.22	02/23/2015	—	—
	12/28/2005	36,000	9,000	$28.04	12/28/2015	—	—
	07/28/2006	24,000	6,000	$35.05	07/28/2016	—	—
	07/27/2007	21,000	14,000	$36.91	07/27/2017	—	—
	07/25/2008	24,000	36,000	$26.49	07/25/2018	—	—
	07/30/2009	5,000	20,000	$23.83	07/30/2019	23,000	$759,920
	07/23/2010	—	30,000	$24.48	07/23/2020	23,200	$766,528

		Option Awards (1)				Stock Awards (2)
		Number of	Number of			Number of
		Securities	Securities			Shares or	Market Value
		Underlying	Underlying			Units of	of Shares or
		Unexercised	Unexercised	Option		Stock	Units of Stock
		Options	Options	Exercise		That Have	That Have
		(#)	(#)	Price	Option	Not Vested	Not Vested
		Exercisable	Unexercisable	($)	Expiration	(#)	($)
Name (a)	Grant Date	(b)	(c)	(e)	Date (f)	(g)	(h)
Kent A. McKee	11/06/2001	11,755	—	$18.70	11/06/2011	—	—
	02/13/2002	19,451	—	$20.40	02/13/2012	—	—
	02/10/2003	31,122	—	$16.62	02/10/2013	—	—
	02/10/2004	38,902	—	$20.72	02/10/2014	—	—
	02/23/2005	25,000	—	$31.22	02/23/2015	—	—
	12/28/2005	36,000	9,000	$28.04	12/28/2015	—	—
	07/28/2006	20,000	5,000	$35.05	07/28/2016	—	—
	07/27/2007	18,000	12,000	$36.91	07/27/2017	—	—
	07/25/2008	14,000	21,000	$26.49	07/25/2018	—	—
	07/30/2009	4,000	16,000	$23.83	07/30/2019	14,000	$462,560
	07/23/2010	—	20,000	$24.48	07/23/2020	14,000	$462,560
James H. Rourke	02/23/2005	20,000	—	$31.22	02/23/2015	—	—
	07/28/2006	24,000	6,000	$35.05	07/28/2016	—	—
	07/27/2007	18,000	12,000	$36.91	07/27/2017	—	—
	07/25/2008	12,000	18,000	$26.49	07/25/2018	—	—
	07/30/2009	3,000	12,000	$23.83	07/30/2019	10,000	$330,400
	07/23/2010	—	—	—	—	10,000	$330,400
Gary L. Wilkerson	05/05/2005	15,000	—	$26.52	05/05/2015	—	—
	07/28/2006	20,000	5,000	$35.05	07/28/2016	—	—
	07/27/2007	12,000	8,000	$36.91	07/27/2017	—	—
	07/25/2008	10,000	15,000	$26.49	07/25/2018	—	—
	07/30/2009	4,000	16,000	$23.83	07/30/2019	—	—
	07/23/2010	—	20,000	$24.48	07/23/2020	4,000	$132,160
____________________

(1)	The options reflected will vest and become exercisable at the rate of 20% of the underlying Common Stock per year on each of the first five anniversaries of the grant date and will expire on the tenth anniversary of the grant date.

(2)	Shares of restricted stock will vest either (i) 20% per year on each of the first five anniversaries of the date of grant or (ii) 50% on each of the second and third anniversaries of the date of grant.

2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized	Shares Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name (a)	(#)(b)	($)(c)	(#)(d)	($)(e)
Harvey L. Karp	—	—	—	—
Gregory L. Christopher	9,741	$108,903	2,000	$49,180
Kent A. McKee	9,783	$136,734	1,000	$24,590
James H. Rourke	63,802	$691,043	—	—
Gary L. Wilkerson	—	—	—	—

Employment and Consulting Agreements

Employment Agreements

     Harvey L. Karp

     We are party to an amended and restated employment agreement with Mr. Karp, dated September 17, 1997, as amended on June 21, 2004, February 17, 2005, October 25, 2007, and December 2, 2008. The term of the agreement ends on December 31, 2011, and will automatically extend for successive one year terms thereafter, unless Mr. Karp gives us at least 4 months’ prior written notice of his intention not to renew the term, or we give Mr. Karp at least 4 months’ prior written notice of our intention not to renew the term. The agreement provides that Mr. Karp will serve as Chairman of the Board of Directors of the Company. Under the terms of the agreement, Mr. Karp is entitled to receive an annual base salary of at least $606,373 (to be adjusted upward annually at a rate at least commensurate with increases granted to other key executives) and a performance-based cash incentive payment. Mr. Karp is also entitled to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and is also entitled to participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

     Mr. Karp’s employment may be terminated by the Company without cause or by Mr. Karp for good reason upon appropriate written notice. In either such event, Mr. Karp will continue to receive his then-current base salary as if his employment had continued for the remainder of the then-current term and annual incentive compensation for the remainder of the then-current term equal to the average incentive compensation for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. Karp will immediately vest and become exercisable and Mr. Karp will continue to participate in our health plans and programs at his expense for the remainder of the term of employment. In addition, we will pay Mr. Karp an amount equal to the monthly cost of continuation coverage under COBRA for the remainder of the term of employment.

     Mr. Karp may resign voluntarily without good reason upon appropriate written notice. In such event, Mr. Karp will be entitled to receive any accrued but unpaid base salary and, at the Company’s discretion, a bonus or incentive for the calendar year in which his resignation without good reason occurs. The Company may terminate Mr. Karp’s employment for cause upon appropriate written notice. In addition, if Mr. Karp’s employment is terminated for cause or if Mr. Karp voluntarily resigns for any reason other than good reason, his right to receive his base salary, incentive compensation and any other compensation and benefits to which he would otherwise be entitled under the agreement shall be forfeited as of the date of termination. Mr. Karp may resign his employment for any reason following a change in control. In such event, the Company will pay to Mr. Karp a lump sum amount equal to (i) his then-current base salary multiplied by the number of full and partial years remaining in the term of employment and (ii) his average annual incentive compensation for the three calendar years immediately preceding the date of termination multiplied by the number of full and partial years remaining in the term of employment. In addition, all outstanding unvested equity awards then held by Mr. Karp shall become immediately exercisable. In the event that any payment becomes subject to the excise tax imposed by the “golden parachute” regulations under the Internal Revenue Code, Mr. Karp is entitled to a gross-up payment from the Company to cover such taxes.

     Gregory L. Christopher

     We are party to an amended and restated employment agreement with Gregory L. Christopher, our Chief Executive Officer, dated October 30, 2008. The agreement contains a rolling three-year term, which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term. The agreement entitles Mr. Christopher to an annual base salary of $600,000 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives) and discretionary cash incentive compensation in an amount consistent with the executive incentive compensation program which the Company establishes for other key executives. In addition, Mr. Christopher is entitled to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate. The terms of Mr. Christopher’s employment agreement relating to the compensation and benefits to which he is entitled upon various terminations of employment (including gross-up payments) are identical to those contained in Mr. Karp’s employment agreement, described above, except that Mr. Christopher is entitled to continued participation in the Company’s benefit plans following a qualifying termination of employment until age 65. Mr. Christopher’s employment agreement also subjects him to non-competition and non-solicitation covenants during the term of employment and ending on the 12-month anniversary following any termination of employment. Generally, the non-competition covenant prevents Mr. Christopher from engaging in activities that are competitive with the business of the Company in any geographic area in which the Company does business and the non-solicitation covenant prevents Mr. Christopher from soliciting or hiring any person who was a full-time employee of the Company during the 24-month period preceding the termination of his employment. Mr. Christopher’s employment agreement also contains standard confidentiality provisions.

     Kent A. McKee

     The Company is party to an employment agreement with Kent A. McKee, the Company’s Executive Vice President and Chief Financial Officer, dated October 17, 2002, as amended on December 10, 2008. The agreement provides that Mr. McKee will serve as Vice President and Chief Financial Officer of the Company (Mr. McKee was subsequently appointed Executive Vice President on October 13, 2005) for a rolling three-year term. The agreement entitles Mr. McKee to receive an annual base salary of $240,000 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives) and a discretionary cash incentive compensation consistent with the executive incentive compensation program which the Company establishes for other key executives. In addition, Mr. McKee is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate. The terms of Mr. McKee’s employment agreement relating to the compensation and benefits to which he is entitled upon various terminations of employment (including gross-

up payments) are identical to those contained in Mr. Karp’s employment agreement, described above, except that Mr. McKee is entitled to continued participation in the Company’s benefit plans following a qualifying termination of employment until age 65.

     The Company does not have any other employment agreements with named executive officers. Except as set forth above, the Company has no compensatory plan or arrangement with respect to any named executive officer which would result in severance or change in control payments in excess of $100,000.

Consulting Agreement

     We are also party to an amended and restated consulting agreement with Mr. Karp, dated October 25, 2007, as amended on December 2, 2008. The term of Mr. Karp’s consulting agreement will begin upon the termination of his employment, provided such termination is not for cause or by reason of Mr. Karp’s death or disability, and will end on the sixth anniversary of such commencement. During his consulting period, Mr. Karp will serve as independent consultant and advisor to the Company on matters within his areas of expertise and for which he had responsibility during his employment with the Company, provided that he will have not to devote more than twenty hours per month to consulting service during the first four years of his consulting period nor more than ten hours per month during the last two years of his consulting period. In addition, during his consulting period, Mr. Karp agrees not to engage in competitive activity (as defined in the consulting agreement).

     As compensation, Mr. Karp will be entitled to receive an annual consulting fee equal to (i) two-thirds of his final base compensation for the first four years of the consulting period and one-third of his final base compensation for the last two years of such period. The final base compensation for Mr. Karp is the lesser of: (i) his highest annual cash compensation (consisting of base salary and annual incentive compensation) during the three-year period from 2005 to 2007 and (ii) $2,000,000. In addition, during the consulting period, Mr. Karp will be entitled to continue to participate in our health and medical benefit plans provided he bears the full cost of such participation, and the Company will pay to him an amount equal to his monthly cost of continuation coverage under COBRA for each month during the consulting period.

     In the event that during the consulting period Mr. Karp’s consulting relationship is terminated by the Company without cause or Mr. Karp terminates his consulting relationship for good reason, Mr. Karp will continue to receive the amounts that would have been payable under the consulting agreement for the remainder of the consulting period. In addition, in such event, the Company will continue to provide the other benefits that would have been provided under the consulting agreement for the remainder of the consulting period. In the event that any payment would be subject to the excise tax imposed by the “golden parachute” regulations under the Internal Revenue Code, Mr. Karp will be entitled to a gross-up payment from the Company to cover such taxes.

POTENTIAL PAYMENTS UNDER EMPLOYMENT AND CONSULTING
AGREEMENTS AS OF THE END OF 2010

Pursuant to the employment and consulting agreements with certain of our named executive officers, upon certain terminations of employment, our named executive officers are entitled to payments of compensation and benefits as described above under “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment and Consulting Agreements.” The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of (i) an involuntary termination without cause or a resignation for good reason or (ii) a resignation for any reason following a change in control. The amounts shown assume the applicable triggering event occurred on December 25, 2010, and therefore are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event. Messrs. Rourke and Wilkerson are not party to employment agreements and are not eligible to receive payments and benefits upon a termination of employment or in connection with a change in control.

	Termination Without Cause or for Good Reason						Termination Following a Change in Control
				Accelerated						Accelerated
				Vesting						Vesting
	Salary &			of Stock	Consulting		Salary &			of Stock	Consulting
	Bonus	Benefits		Options	Agreement		Bonus	Benefits		Options	Agreement	Gross Up
	($)(1)	($)		($)(4)	($)(5)	Total ($)	($)(1)	($)		($)(4)	($)(5)	($)(6)
Name (a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(i)	(j)	(k)	Total ($) (l)
Harvey L. Karp	$3,116,200	$32,345	(2)	—	$6,666,667	$9,815,212	$3,116,200	$32,345	(2)	—	$6,666,667	—	$9,815,212
Gregory L.
Christopher	$3,887,798	$305,174	(3)	$722,080	—	$4,915,052	$3,887,798	$305,174	(3)	$722,080	—	$1,101,805	$6,016,857
Kent A. McKee	$2,299,658	$286,101	(3)	$501,295	—	$3,087,054	$2,299,658	$286,101	(3)	$501,295	—	—	$3,087,054
James H. Rourke	—	—		—	—	—	—	—		—	—	—	—
Gary C. Wilkerson	—	—		—	—	—	—	—		—	—	—	—

____________________

(1)	Includes the value of base salary continuation and annual incentive compensation equal to the average annual incentive compensation actually paid in the immediately preceding three years for the remainder of the term of the agreement as of December 25, 2010. If an executive resigns following a change in control, the amounts will be paid in a lump sum within 30 days following termination.

(2)	Includes the value of health insurance continuation coverage under COBRA for the term of Mr. Karp’s consulting agreement.

(3)	Includes the value of continued participation in the Company’s benefit plans following termination of employment until age 65.

(4)	Includes the value of accelerated vesting of unvested shares of restricted stock and unvested stock options as of December 25, 2010, based on a per share value of $33.04.

(5)	Includes the value of Mr. Karp’s consulting fee. The amounts shown in columns (e) and (j) assume a termination of Mr. Karp’s employment agreement other than for cause or by reason of death or disability as of December 25, 2010, at which point Mr. Karp’s consulting agreement would have gone into effect. Payment of Mr. Karp’s consulting fee is contingent upon the continued provision of consulting services in accordance with the terms of the consulting agreement, provided, however, that if the consulting period is terminated by the Company without cause or by Mr. Karp for good reason, Mr. Karp will continue to receive the amounts that would have been payable under the consulting agreement for the remainder of the consulting period.

(6)	Gross-up payment to cover the excise tax imposed by the “golden parachute” regulations under the Internal Revenue Code.

2010 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Option Awards	Total
	($)	($)(1)	($)
Name (a)	(b)	(d)	(h)
Alexander P. Federbush	$62,750	$17,080	$79,830
Paul J. Flaherty	$56,000	$17,080	$73,080
Gennaro J. Fulvio	$61,000	$17,080	$78,080
Gary S. Gladstein	$61,250	$17,080	$78,330
Scott J. Goldman	$50,750	$17,080	$67,830
Terry Hermanson	$55,250	$17,080	$72,330
____________________

(1)	Represents the aggregate grant date fair value of awards granted to our directors in 2010, determined under Financial Accounting Standards Board Accounting Codification 718. For information on the valuation assumptions with respect to awards made, refer to Note 12 - Stock-Based Compensation to the Company’s Consolidated Financial Statements filed with its Annual Report on Form 10-K for the fiscal year ended December 25, 2010. The amounts above reflect the Company’s aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors.

As of December 25, 2010, the aggregate number of shares of our common stock subject to outstanding options held by our non-employee directors was as follows: Mr. Federbush, 10,000 shares, Mr. Flaherty, 6,000 shares, Mr. Fulvio, 10,000 shares, Mr. Gladstein, 10,000 shares, Mr. Goldman, 6,000 shares, and Mr. Hermanson, 10,000 shares.

     During the 2010 fiscal year, directors of the Company who were not employed by the Company received an annual fee for serving on the Company’s Board of Directors of $45,000, plus a fee of $1,000 per Board and $750 per Audit, Compensation or Nominating and Corporate Governance Committee meeting attended by such director, plus reimbursement for such director’s expenses incurred in connection with any such Board or Committee meeting, and each Committee fee was paid whether or not such committee meeting was held in conjunction with a Board of Directors meeting. In addition, the Chairman of the Audit Committee received an annual fee of $5,000 while the Chairman of each of the Compensation and Nominating and Corporate Governance Committees received an annual fee of $3,000.

     In 2010, each director received a grant of options to purchase 2,000 shares of our Common Stock pursuant to our 2009 Stock Incentive Plan, which were fully vested as of their date of grant.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS(1)

     The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged

With Governance, as currently in effect. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Public Company Accounting Oversight Board’s Rule 3526, and considered the compatibility of non-audit services provided by the independent auditors with the auditor’s independence.

     The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 25, 2010 for filing with the SEC. The Audit Committee and the Board has re-appointed, subject to shareholder approval, Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011.

     The Audit Committee is governed by a formal charter which can be accessed from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the NYSE listing standards and Rule 10A-3 of the Exchange Act.

Gary S. Gladstein, Chairman
Gennaro J. Fulvio
Terry Hermanson
____________________

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

     The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Terry Hermanson, Chairman
Paul J. Flaherty
Gennaro J. Fulvio

EQUITY COMPENSATION PLAN INFORMATION

     The following table discloses information regarding the securities to be issued and the securities remaining available for issuance under the Registrant’s stock-based incentive plans as of December 25, 2010 (shares in thousands):

	(a)	(b)	(c)
Number of
securities
remaining
	Number of	Weighted	available for
	securities to	average	future issuance
	be issued upon	exercise price	under equity
	exercise of	of outstanding	compensation
	outstanding	options,	plans (excluding
	options, warrants,	warrants, and	securities reflected
Plan category	and rights	rights	in column (a))
Equity compensation plans - approved by
security holders	1,659	$27.87	732 (1)
Equity compensation plans - not approved
by security holders	—	—	—
Total	1,659	$27.87	732

____________________

(1)	Of the 732 thousand securities remaining available for issuance under the equity compensation plans, 603 thousand are available under the Company’s 2009 Stock Incentive Plan for issuance of restricted stock, stock appreciation rights, or stock options. The remaining securities are available for issuance of stock options only.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     Ernst & Young LLP (“E&Y”) has been reappointed by the Audit Committee to audit and certify the Company’s financial statements for the fiscal year ending December 31, 2011, subject to ratification by the Company’s stockholders. Ratification of the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of the Company present in person or by proxy at the Annual Meeting and entitled to vote thereon. If the appointment of E&Y is not ratified by the stockholders at the Annual Meeting, the Audit Committee will reconsider its action and will appoint auditors for the 2011 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Audit Committee may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders. It is expected that representatives of E&Y will be in attendance at the Annual Meeting and will be available to answer questions and to make a statement if they desire to do so.

     The following table sets forth fees for professional services rendered by E&Y for the audit of the Company’s annual financial statements for each of the two fiscal years ended December 25, 2010 and December 26, 2009 and fees for other services rendered by E&Y during those periods:

	2010	2009
Audit Fees	$2,045,861	$2,141,904
Audit-Related Fees	94,197	69,000
Tax Fees	423,076	562,551
All Other Fees	1,945	3,625
	$2,565,079	$2,777,080

     Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by E&Y in connection with statutory filings. Audit Fees also includes fees for professional services rendered for the audits of internal control over financial reporting in 2010 and 2009.

     Audit-Related Fees include fees billed for consultation on certain accounting matters.

     Tax Fees include fees billed for tax compliance, tax advice and tax planning matters.

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

All of the services provided by the independent auditors during fiscal years 2010 and 2009, respectively, under the categories Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above were pre-approved.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS

     In accordance with Section 14A of the Exchange Act, stockholders are being asked to vote on an advisory, non-binding basis, on the compensation of the Company’s named executive officers. This advisory vote gives stockholders another mechanism to convey their views about the Company’s compensation programs and policies.

     The Company’s Compensation Committee is composed of knowledgeable and experienced independent directors, who are committed to regular review and effective oversight of our compensation programs. The Company’s executive compensation program has been designed to motivate the Company’s key employees to achieve the Company’s strategic and financial goals and to support the creation of long-term value for stockholders. The Company’s compensation policies and practices are centered on a pay for performance philosophy and reflect the belief that the Company’s success continues to depend in substantial part upon its ability to attract and retain qualified executive officers. We encourage stockholders to read the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of the Company’s compensation programs and policies and how they are appropriate and effective in creating value.

     The following resolution will be submitted for a stockholder vote at the Annual Meeting. Although the stockholder vote on executive compensation is not binding on the Board of Directors or the Company, the Company values the views of its stockholders. The Board of Directors and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

     “RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers listed in the 2010 Summary Compensation Table included in the proxy statement for the 2011 Annual Meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

STOCKHOLDER VOTE ON THE FREQUENCY OF THE STOCKHOLDER
VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

     Stockholders are being asked to vote on an advisory, non-binding basis, on whether the stockholder vote on the compensation of the Company’s named executive officers should occur every one, two, or three years. The Company is providing its stockholders with an advisory vote on the frequency of the stockholder vote on the compensation of the Company’s named executive officers as required pursuant to Section 14A of the Securities Exchange Act of 1934. This advisory vote is another mechanism for stockholders to provide input on the Company’s compensation programs.

     The Board of Directors believes that stockholders should have the opportunity to vote on the compensation of named executive officers every three years. The Board of Directors believes an advisory vote every three years will allow the Company adequate time to respond to stockholder feedback on executive compensation and to implement any desired changes to the Company’s executive officer compensation programs. Additionally, the Board of Directors believes that an advisory vote at this frequency will provide the Company’s stockholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies, and practices in the context of the Company’s short- and long-term business results, and will permit the stockholders to observe and evaluate the impact of any changes to the Company’s executive compensation policies and practices which have occurred since the last advisory vote on executive compensation.

     The following resolutions will be submitted for a stockholder vote at the Annual Meeting. Although the stockholder vote on the frequency of the stockholder vote on the compensation of the Company’s named executive officers is not binding on the Board of Directors or the Company, the Company values the views of its stockholders. The Board of Directors and Compensation Committee will review the results of the vote and take them into consideration in determining how often to conduct the stockholder vote on the compensation of the Company’s named executive officers.

     “RESOLVED, that the stockholders of the Company approve, on an advisory basis, whether the stockholder vote on the compensation of the Company’s named executive officers listed in the annual proxy statement should occur EVERY YEAR.”

     OR

     “RESOLVED, that the stockholders of the Company approve, on an advisory basis, whether the stockholder vote on the compensation of the Company’s named executive officers listed in the annual proxy statement should occur EVERY TWO YEARS.”

     OR

     “RESOLVED, that the stockholders of the Company approve, on an advisory basis, whether the stockholder vote on the compensation of the Company’s named executive officers listed in the annual proxy statement should occur EVERY THREE YEARS.”

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR A STOCKHOLDER VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION TO OCCUR EVERY THREE YEARS.

PROPOSAL TO ADOPT THE MUELLER INDUSTRIES, INC.
2011 ANNUAL BONUS PLAN

     Effective as of March 15, 2011, the Board of Directors adopted the Mueller Industries, Inc. 2011 Annual Bonus Plan (the “Plan”) subject to the approval of the Company’s stockholders. The primary purpose of the Plan is to provide incentives to senior executives of the Company and its subsidiaries to meet or exceed certain corporate performance targets and thereby enhance return to the Company’s stockholders and to encourage such executives to remain in the employ of the Company and its subsidiaries. In adopting the Plan, it is the objective of the Board of Directors to enable the Company to maximize any federal tax deductions in connection with bonus payments to the Company’s most highly compensated executive officers. The following description of the Plan is qualified in its entirety by the text of the Plan as filed with the SEC.

     The Plan is a management incentive plan designed to provide certain employees of the Company with incentive compensation based upon achievement of pre-established performance goals. The Plan is designed to comply with the performance-based compensation exemption from Section 162(m) of the Code, which denies federal tax deductions for annual compensation in excess of $1,000,000 paid by the Company to the Chief Executive Officer and any of the four other most highly compensated executive officers, unless such compensation is performance-based and paid pursuant to a plan approved by the Company’s stockholders. Historically, the Company awarded performance-based compensation under its standalone Annual Bonus Plan. In 2010, the Company awarded performance-based compensation under its newly adopted 2009 Stock Incentive Plan, and it was the Company’s intent to continue this practice in future years. However, after making awards of performance-based compensation under the 2009 Stock Incentive Plan for one year, the Company determined that from an administrative perspective, a standalone annual bonus plan was warranted. Accordingly, the Board adopted the Plan, subject to stockholder approval.

     The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will select Plan participants who will be eligible to earn bonus awards under the Plan (the “Bonus”).

     The Chairman of the Board of Directors (the “Chairman”) and the Chief Executive Officer (“CEO”) of the Company and such other employees of the Company and any subsidiary of the Company chosen by the Committee to participate in the Plan for a Plan Year shall participate in the Plan. Within 90 days following the commencement of each “Plan Year” (fiscal year of the Company), the Committee may select such employees as it deems appropriate for participation in the Plan and set performance goals for the Chairman and CEO, and such other employees for the Plan Year. Such Plan participants will be entitled to earn a Bonus of incentive compensation based on the attainment of these pre-established performance goals during the Plan Year (collectively “Performance Goals”). Performance Goals will consist of one or more of the following: (a) pre-tax earnings; (b) earnings per share; (c) operating income; (d) net sales; (e) total stockholder return; (f) net income; (g) funds from operations; (h) funds from operations multiple; (i) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (j) pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (k) operating margin; (l) return on equity; (m) return on capital; (n) return on investment; (o) operating earnings; (p) working capital; (q) ratio of debt to stockholders’ equity; (r) market capitalization; (s) market capitalization defined by the Company’s line of credit; (t) growth in funds from operations; (u) growth in net operating income; (v) return on invested capital; (w) inventory levels or inventory turnover; (x) total net sales; (y) total gross profit or total gross profit percentage; (z) operating cash flow or free cash flow; (aa) economic value added; (bb) pre-interest and pre-tax expense return on average invested capital, which may be expressed on a current value basis; (cc) accounts receivable (measured in terms of days sales outstanding); (dd) operating expenses; (ee) sales growth; (ff) profit before taxes or profit after taxes less the Company’s cost of capital; and/or (gg) net revenue. Any such targets may relate to one or any combination of two or more of corporate groups, units, divisions, affiliates or to individual performance.

     No participant may receive a Bonus of more than $2,500,000 for any Plan Year. The Committee is authorized at any time during or after a Plan Year, in its sole and absolute discretion, to reduce or eliminate a Bonus payable to any participant for any reason, including changes in the position or duties of the participant, whether due to termination of employment (including death, disability or termination with or without cause) or otherwise. No reduction in a Bonus made to any participant shall increase the amount of a Bonus to any other participant.

     Following the completion of each Plan Year, the Committee will certify in writing the degree to which Performance Goals were attained and such Bonuses earned and are payable to participants. Each participant will receive payment of his or her earned Bonus as soon as practicable following the determination of such award by the Committee, but not later than two and one-half months following the end of the Plan Year.

     If the employment of a participant terminates by reason of death or disability, then the Committee may, in its sole discretion, determine to pay all or a prorated portion of any Bonus relating to the Plan Year in which the participant’s employment terminates. Unless such a determination is made, upon a participant’s termination of employment on account of death or disability, the participant shall immediately cease participation in the Bonus and shall not be entitled to earn a Bonus for such Plan Year. If a participant’s employment with the Company terminates for any reason other than death or disability during a Plan Year, then the participant will immediately cease participation in the Plan and will not have the opportunity to earn a Bonus for such Plan Year, unless the Committee determines otherwise and provided that the payment of any Bonus remains subject to the achievement of the Performance Goals applicable to the Plan Year of termination.

     The Board of Directors may at any time terminate, suspend or modify the Plan. Amendments are subject to approval of the stockholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation.

     No Bonus may be earned during any suspension of the Plan or after its termination.

     The Plan became effective as of March 15, 2011, for bonuses payable in respect of the 2011 Plan Year, subject to approval of the Company’s stockholders. If approval of the Company’s stockholders is not obtained, then the Plan shall cease to be effective.

     Although any employee that the Committee chooses is eligible to participate in the Plan, it is currently anticipated that payments under the Plan will be made only to Harvey L. Karp, Gregory L. Christopher and Kent A. McKee.

New Plan Benefits

     Because the payment of annual Bonuses is contingent upon the achievement of certain Performance Goals as of the end of the Company’s fiscal year, the Company cannot determine the amounts that will become payable for the fiscal year 2011 or in the future. The table below sets forth the amounts that would have been earned under the Plan for the Company’s 2010 fiscal year, based on the performance targets and award levels set for the Company’s 2011 fiscal year and on the Company’s actual performance for the 2010 fiscal year, as if the Plan had been in effect for the Company’s 2010 fiscal year.

New Plan Benefits
2011 Annual Bonus Plan
Name and Position	Dollar Value
Harvey L. Karp
Chairman of the Board	$2,500,000
Gregory L. Christopher
Chief Executive Officer and Director	$919,211
Kent A. McKee
Executive Vice President and Chief Financial Officer	$532,004
James H. Rourke
President, Industrial Business	n/a
Gary C. Wilkerson
Vice President, General Counsel and Secretary	n/a
Executive Group	$3,951,215
Non-Executive Director Group	n/a
Non-Executive Officer Employee Group	n/a

Required Vote

     The affirmative vote of a majority of the shares of Common Stock voting, in person or by proxy, at the Annual Meeting will be required to approve the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO APPROVE THE MUELLER INDUSTRIES, INC. 2011 ANNUAL BONUS PLAN.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
AND OTHER PROPOSALS FOR 2012 ANNUAL MEETING

     It is anticipated that the next Annual Meeting after the one scheduled for May 5, 2011 will be held on or about May 3, 2012. The Company’s Bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting to be held in 2012, no earlier than February 5, 2012 and no later than March 6, 2012. A copy of the applicable provisions of the Bylaws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

     In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting to be held in 2012, such proposal must be received by the Secretary of the Company by November 24, 2011 in the form required under and subject to the other requirements of the applicable rules of the SEC. If the date of the Annual Meeting to be held in 2012 is changed to a date more than 30 days earlier or later than May 3, 2012, the Company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     If any matter not described herein should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by them as they deem appropriate. At the date of this Proxy Statement, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

     Based solely upon its review of Forms 3 and 4 received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2010 all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

OTHER INFORMATION

     Consolidated financial statements for the Company are included in the Annual Report to Stockholders for the year ended December 25, 2010 that accompanies this Proxy Statement. These financial statements are also on file with the SEC, 100 F Street, N.E., Washington, D.C. 20549 and with the NYSE. The Company’s SEC filings are also available at the Company’s website at www.muellerindustries.com or the SEC’s website at www.sec.gov.

     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED FOR THE YEAR ENDED DECEMBER 25, 2010 (EXCLUDING EXHIBITS) OR, AS NOTED HEREIN, ANY OF THE COMPANY’S BOARD COMMITTEE CHARTERS, CORPORATE GOVERNANCE GUIDELINES, OR CODE OF ETHICS WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO GARY C. WILKERSON, SECRETARY, MUELLER INDUSTRIES, INC., AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS (8285 TOURNAMENT DRIVE, SUITE 150, MEMPHIS, TENNESSEE 38125). UPON RECEIPT BY WRITING TO THE FOREGOING ADDRESS, THE COMPANY WILL ALSO FURNISH ANY OTHER EXHIBIT OF THE ANNUAL REPORT ON FORM 10-K UPON ADVANCE PAYMENT OF THE REASONABLE OUT-OF-POCKET EXPENSES OF THE COMPANY RELATED TO THE COMPANY’S FURNISHING OF SUCH EXHIBIT.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

     Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual General Meeting to be held on May 5, 2011.

The Proxy Statement and Annual Report are available at
HTTP://WWW.PROXYVOTE.COM

     You will need the Control Number included on your proxy card. For the date, time, and location of the Annual General Meeting, please refer to “Solicitation of Proxies.” For information on how to attend and vote in person at the Annual General Meeting, an identification of the matters to be voted upon at the Annual General Meeting and the Board’s recommendations regarding those matters, please refer to “Solicitation of Proxies,” “Election of Directors,” “Appointment of Independent Registered Accounting Firm,” “Approval of the Compensation of the Company’s Named Executive Officers,” “Stockholder Vote on the Frequency of the Stockholder Vote on Named Executive Officer Compensation” and “Proposal to Adopt the Mueller Industries, Inc. 2011 Annual Bonus Plan.”

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The SEC has enacted a rule that allows multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as “Householding.” Please note, if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:
  You agree to or do not object to the Householding of your materials,

  You have the same last name and exact address as another investor(s).
     If these conditions are met, and SEC regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.

     You may revoke a prior Householding consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the Householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

By order of the Board of Directors

Gary C. Wilkerson
Corporate Secretary

MUELLER INDUSTRIES, INC. ATTN: GARY WILKERSON 8285 TOURNAMENT DRIVE-STE. 150 MEMPHIS, TN 38125
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
Nominees

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
01 Alexander P. Federbush	02 Paul J. Flaherty	03 Gennaro J. Fulvio	04 Gary S. Gladstein	05 Scott J. Goldman
06 Terry Hermanson	07 Harvey L. Karp	08 Gregory L. Christopher

The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

2	Approve the appointment of Ernst & Young LLP as independent auditors of the Company.		☐	☐	☐

3	To approve, on an advisory basis by non-binding vote, executive compensation.		☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 year	2 years	3 years	Abstain

4	To approve, on an advisory basis by non-binding vote, the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

5	To approve the adoption of the Company's 2011 Annual Bonus Plan.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, FOR "3 YEARS" FOR PROPOSAL 4 AND "FOR" PROPOSAL 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

MUELLER INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 5, 2011
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Gary C. Wilkerson and Kent A. McKee, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Mueller Industries, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 5, 2011, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof, and in their discretion, upon any other matter that may properly come before said meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side